UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 4, 2005

ICON CASH FLOW PARTNERS, L.P. SERIES D

(Exact Name of Registrant as Specified in Charter)

Delaware	33-40044	13-3602979
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 10th Floor

New York, New York 10011

(Address of principal executive offices) (Zip Code)

(212) 418-4700

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

ICON Cash Flow Partners, L.P. Series D (the “Partnership”) was the beneficial owner of a DeHaviland DHC-8-102 aircraft, having manufacturer’s serial number 201 and FAA registration number N811AW, together with two Pratt & Whitney model PW 120A engines and two Hamilton Standard propellers (collectively the “Aircraft”), that was on lease to US Airways, Inc. On November 4, 2005, the owner trustee, under the direction of the Partnership, sold the Aircraft to Air Inuit, Ltd., an unaffiliated third party, for $650,000.00 in cash.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) and Item 9.01(a)(4), the Partnership will provide the required pro forma financial information relative to the sale not later than seventy-one (71) calendar days after the due date of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICON CASH FLOW PARTNERS, L.P. SERIES D

By: ICON CAPITAL CORP., its General Partner

By: /s/ Thomas W. Martin
Date: November 10, 2005	Thomas W. Martin
Executive Vice President